Exhibit 2.10

CASABLANCA RESORTS

$125,000,000 9.000% Senior Secured Notes due 2012

$66,000,000 at maturity ($39,911,520 in gross proceeds)
12.750% Senior Subordinated Discount Notes due 2013

PURCHASE AGREEMENT

December 10, 2004

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

Each of Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & BB, Inc., a Nevada corporation (“B&BB” and, collectively with Virgin River and RBG, jointly and severally, the “Issuers”), each of the entities listed on Schedule I hereto (the “Guarantors”), and, solely with respect to Sections 5(s), 6(p), 6(s) and 6(bb) hereof, each of the Parent Pledgors (as defined below), hereby agrees with you as follows:

1.             Issuance of Securities.  The Issuers propose to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”), and the Initial Purchaser proposes to purchase from the Issuers, (i) $125,000,000 aggregate principal amount of the Issuers’ 9.000% Senior Secured Notes due 2012, Series A (the “Series A Senior Secured Notes”), and (ii) $66,000,000 aggregate principal amount at maturity of the Issuers’ 12.750% Senior Subordinated Discount Notes due 2013, Series A (the “Series A Senior Subordinated Notes,” and together with the Series A Senior Secured Notes, the “Series A Notes”).  The Series A Senior Secured Notes and the Series A Senior Subordinated Notes each will be issued pursuant to an indenture (the “Senior Secured Indenture” and the “Senior Subordinated Indenture” respectively, and together, the “Indentures”), each to be dated as of the Closing Date (as defined below), among the Issuers, the Guarantors (as defined below), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).  The Series A Notes and the Series B Notes (as defined below), each with the Guarantee (as defined below) endorsed thereon, collectively are referred to herein as the “Notes.”

Pursuant to each of the respective Indentures, each of the Guarantors and any future guarantor which becomes a party to such Indenture will jointly and severally, fully and unconditionally guarantee, (i) on a senior secured basis, in the case of the Senior Secured Notes (as defined below), and (ii) on a senior subordinated unsecured basis, in the case of the Senior Subordinated Notes (as defined below), in each case, to each holder of such Notes and the Trustee, the payment and performance of the Issuers’ obligations under such Indenture, such Notes and, in the case of the Senior Secured Notes, the applicable Collateral Agreements (as defined below), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indentures), if any, on such Notes (the “Guarantees”).

Pursuant to the terms of the applicable Collateral Agreements, all of the respective obligations of the Issuers and the Guarantors under the Senior Secured Indenture, the Senior Secured Notes and the Guarantees of the Senior Secured Notes will be secured by security interests in, or pledges of (the

“Security Interests”), the following (the “Collateral”):  (i) the existing and future assets (other than certain excluded assets) of the Issuers and the Guarantors, including, without limitation, all of the shares of capital stock of and membership interests in the Guarantors, and (ii) upon the receipt of the requisite Nevada gaming approvals, a pledge of all of the shares of capital stock of and membership interests in the Issuers owned by Robert R. Black, Sr. (“Randy Black”) and his affiliate, R. Black, Inc., a Nevada corporation (“RBI” and, together with Randy Black, the “Parent Pledgors” and such pledges, the “Parent Pledges”).

The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”).  The Issuers have prepared a preliminary offering circular, dated November 28, 2004 (the “Preliminary Offering Circular”), and a final offering circular, dated December 10, 2004 (the “Offering Circular”), relating to the offer and sale of the Series A Notes (the “Offering”).

Upon original issuance thereof, and until such time as the same is no longer required under the Indentures or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL

“ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

2.             Agreement to Sell and Purchase.  On the basis of the representations,  warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Series A Notes, (i) the Guarantors shall enter into the Guarantees, and (ii) the Parent Pledgors (solely with respect to the Parent Pledges), the Issuers and the Guarantors shall grant the Security Interests), and the Initial Purchaser shall purchase from the Issuers, (a) $125,000,000 aggregate principal amount of Series A Senior Secured Notes and (b) $66,000,000 aggregate principal amount at maturity ($39,911,520 in gross proceeds) of Series A Senior Subordinated Notes.  The purchase price for the Series A Senior Secured Notes shall be 97.000% of the principal amount thereof, and the purchase price for the Series A Senior Subordinated Notes shall be 97.000% of the gross proceeds thereof.

3.             Terms of Offering.

(a)           The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the “Exempt Resales”) the Series A Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”), (b) non-U.S. persons in reliance upon Regulation S under the Act (“Regulation S Purchasers”), and (c) a limited number of institutional “accredited investors,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Initial Purchaser and the Issuers (“Accredited Investors” and, collectively with QIBs and Regulation S Purchasers, “Eligible Purchasers), which representations and warranties are set forth in the form of Accredited Investor Letter attached as Annex A to the Offering Circular (the “Accredited Investor Letter”).

Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date.  Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree, among other things, (a) to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to, among other things, the 9.000% Senior Secured Notes due 2012, Series B, of the Issuers (the “Series B Senior Secured Notes” and, together with the Series A Senior Secured Note, the

“Senior Secured Notes”) and the 12.750% Senior Subordinated Notes due 2013, Series B, of the Issuers (the “Series B Senior Subordinated Notes” and, together with the Series A Senior Subordinated Notes, the “Senior Subordinated Notes”; the Series B Senior Subordinated Notes, together with the Series B Senior Secured Notes, the “Series B Notes”), each identical in all material respects to the Series A Senior Secured Notes and the Series A Senior Subordinated Notes, respectively, including with respect to the Guarantees thereof (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Senior Secured Notes and the Series A Senior Subordinated Notes, respectively (such offer to exchange being referred to as the “Registered Exchange Offer”), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Series A Notes, and (b) to cause such Registration Statements to be declared effective, as applicable, as provided in the Registration Rights Agreement.

On the Closing Date, the Parent Pledgors (solely with respect to the Parent Pledges), the Issuers and the Guarantors shall enter into certain security and pledge agreements, deeds of trust and certain other collateral documents (collectively, the “Collateral Agreements” and, the pledge agreements governing the Parent Pledges, the “Parent Pledge Agreements”), that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent for the Trustee and the holders of the Senior Secured Notes (in such capacity, the “Secured Party”).  The Security Interests will secure the payment and performance when due of all of the respective obligations of the Issuers and the Guarantors under the Senior Secured Indenture, the Senior Secured Notes and the Guarantees of the Senior Secured Notes.

(b)           In addition, as described in the Offering Circular under “Summary—The Transactions,” on the Closing Date, concurrently with the closing of this Offering, the Issuers and their affiliates will effect the following transactions:

(1)           Equity Contribution.  Randy Black and RBI will make a $16.0 million cash contribution to the Issuers (the “Equity Contribution”).  To finance $15.0 million of the Equity Contribution, RBI will issue a $15.0 million 8% convertible senior secured note (the “Convertible Note”) to a third party pursuant to a Convertible Senior Secured Note Purchase Agreement, to be dated December 20, 2004 (the “Convertible Note Purchase Agreement”), by and among RBI, Randy Black, Trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004, and the third party.  Pursuant to a pledge agreement (the “Convertible Note Pledge Agreement” and, collectively with the Convertible Note and the Convertible Note Purchase Agreement, the “Convertible Note Documents”), the Convertible Note will be secured by a pledge of 33 1/3% (subject to adjustment as provided in the Convertible Note Pledge Agreement) of Randy Black’s direct and indirect interests in the Issuers or any direct holding company that wholly owns each of the Issuers.  The transactions contemplated by the Convertible Note Documents collectively are referred to herein as the “Convertible Note Transactions.”

(2)           Redemption and Purchase.  The net proceeds from the issuance and sale of the Series A Notes, together with existing cash of the Issuers and the Equity Contribution, will be used to redeem or purchase all of the equity interests in the Issuers not owned by Randy Black or his affiliates and a certain minority holder (the “Redemption and Purchase”) pursuant to (i) the Agreement for Purchase and Sale or Redemption of Equity Interests, dated

November 22, 2004, by and among James A. Black Gaming Properties Trust, Gary W. Black Gaming Properties Trust, Michael T. Black Gaming Properties Trust, JORCO, Inc., Marcus A. Hall, James Ritchie and Barry R. Moore, as Sellers, and Randy Black, Virgin River and B&BB, as Purchaser, and (ii) the Agreement for Purchase and Sale or Redemption of Equity Interests, dated December 9, 2004, by and among Scott M. Nielson, as Seller, and Randy Black and B&BB, as Purchaser (together, the “Redemption Agreements”).  Immediately following the Redemption and Purchase, the Issuers will be beneficially owned by Randy Black and his affiliates, except for a 1.92% minority interest in RBG.

(3)           New Senior Credit Facility.  The Issuers will enter into a new $15.0 million senior secured credit facility (the “New Senior Credit Facility”) and will repay all outstanding amounts under, and have released all liens securing, its existing credit facility (the “Credit Facility Refinancing”).  In connection with the Credit Facility Refinancing, the Trustee, on behalf of the holders of Senior Secured Notes, and the lenders under the New Senior Credit Facility will enter into an Intercreditor Agreement, to be dated as of the Closing Date, in a form reasonably satisfactory to the Initial Purchaser, which form shall be attached as an exhibit to each of the Indentures (the “Intercreditor Agreement”).

This Agreement, the Indentures, the Registration Rights Agreement, the Notes, the Guarantees and the Collateral Agreements collectively are referred to herein as the “Note Documents.”  The Redemption Agreements, the Convertible Note Documents, the New Senior Credit Facility and the Intercreditor Agreement, together with the Note Documents, collectively are referred to herein as the “Transaction Documents.”  The transactions contemplated by the Transaction Documents, including, without limitation, the Offering and the application of the proceeds therefrom as described in the Offering Circular (including for the Redemption and Purchase), the issuance and sale of the Notes in accordance with this Agreement, the creation, grant, recording and perfection of the Security Interests, the Equity Contribution, the Convertible Note Transactions and the Credit Facility Refinancing, collectively are referred to herein as the “Transactions.”

4.             Delivery and Payment.  Delivery to the Initial Purchaser of and payment for the Series A Notes shall be made at a Closing (the “Closing”) to be held at 9:00 a.m., New York City time, on December 20, 2004, (such time and date, the “Closing Date”) at the offices of Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.  The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchaser and the Issuers.

The Issuers shall deliver to the Initial Purchaser two or more certificates representing the Series A Notes (the “Global Notes”), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other names as the Initial Purchaser may request upon at least one Business Day’s notice to the Issuers, in an amount corresponding to the respective aggregate principal amounts of the Series A Senior Secured Notes and the Series A Senior Subordinated Notes sold pursuant to Exempt Resales to QIBs, to Regulation S Purchasers and to Accredited Investors, respectively, in each case against payment by the Initial Purchaser of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two Business Days prior to the Closing.  “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

The Global Notes in definitive form shall be made available to the Initial Purchaser for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (or such other place as shall be acceptable to the Initial Purchaser) not later than the close of business, New York City time, one Business Day immediately preceding the Closing Date.

5.             Agreements of the Issuers and the Guarantors.  Each of the Issuers and Guarantors, jointly and severally, hereby agrees, and Randy Black (solely with respect to Section 5(s) below) hereby agrees:

(a)           Certain Events.  To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)           Offering Circular.  To (i) furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuer, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may request, and (ii) promptly prepare, upon the Initial Purchaser’s request, any amendment or supplement to the Offering Circular that the Initial Purchaser deems may be necessary in connection with Exempt Resales (and the Issuers and the Guarantors hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)           Notice of Amendment or Supplement.  Except as set forth in Section 5(d), not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within three Business Days after being furnished a copy thereof.

(d)           Preparation of Amendments and Supplements.  At any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser or their respective counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is so delivered, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)           Qualification of Securities.  To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that none of the Issuers or the Guarantors shall be required in connection therewith to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Costs and Expenses.  Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Issuers and the Guarantors under this Agreement, including:  (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchaser and such other persons as the Initial Purchaser may designate), (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of each of the Transaction Documents and any other agreements or documents in connection with the Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee and the Secured Party (including fees and expenses of its counsel) and the cost of its personnel, and all costs and expenses related to the delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification and the preparation of memoranda related thereto); (ii) all fees and expenses of the counsel and accountants of the Issuers and the Guarantors; (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The PORTAL Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (the “NASD”); (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for “book-entry” transfer; (v) all fees charged by rating agencies in connection with the rating of the Notes; (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement; (viii)  all costs and expenses in connection with the creation and perfection of the Security Interests (including, without limitation, filing and recording fees, search fees, taxes and costs of surveys and title policies); (ix) all costs and expenses of the Transactions (including, without limitation, filing and recording fees); and (x) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchaser in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the Transactions.

(g)           Use of Proceeds.  To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption “Use of Proceeds.”

(h)           Waiver of Certain Laws.  To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indentures or any of the Collateral Agreements (and, to the extent it may lawfully do so, each of the Issuers and Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indentures or to the Secured Party in the Collateral Agreements but shall suffer and permit the execution of every such power as though no such law had been enacted).

(i)            Security Interests.  To do and perform all things required to be done and performed under the Collateral Agreements prior to, on and after the Closing Date, including, without limitation, all things necessary or advisable to obtain on or prior to the Closing Date (i) all Permits (as defined below), other than any gaming or liquor approvals required to be obtained by a purchaser in a foreclosure sale, necessary for the granting, perfection and enforcement of the Security Interests and for the foreclosure by the Secured Party thereon following an Event of Default (as defined in the Indentures), (ii) all termination statements, deeds of trust releases and other documents necessary to terminate any Liens (as defined in the Indentures) on the Collateral (other than Liens created by the Indentures, Liens created by the Collateral Agreements and Permitted Liens (as defined in the Indentures)), and (iii) subject to the terms of the Intercreditor Agreement, a valid and perfected, first priority Security Interest with respect to each of the assets, shares of capital stock and membership interests which are to constitute, as of the Closing Date, the Collateral.

(j)            Integration.  Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of the Issuers or the Guarantors will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or of the offers or sales of Series A Notes pursuant to Exempt Resales.

(k)           Rule 144A Information.  For so long as any of the Series A Notes remain outstanding, during any period in which any of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

(l)            DTC.  To obtain the approval of DTC for “book entry” transfer of the Notes, and to comply with the representation letter of the Issuers and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(m)          PORTAL.  To effect the inclusion of the Series A Notes for trading in PORTAL and to use its best efforts to maintain the inclusion of the Series A Notes for trading in PORTAL for so long as the Series A Notes are outstanding.

(n)           Reporting Requirements.  For so long as any of the Notes remain outstanding, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers or the Guarantors with the Commission or any national securities exchange on which any class of securities of the Issuers or the Guarantors may be listed.

(o)           No Selling Efforts or General Solicitation.  Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Series A Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d), or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(p)           No Similar Offerings.  Not to, directly or indirectly, without the prior consent of the Initial Purchaser, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer or sale of, contract to sell, grant of any option to purchase or other disposition of) any debt securities of any of the Issuers or Guarantors substantially similar to the Notes or the Guarantees for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement; provided, that the foregoing will not apply to (i) the Notes or the Guarantees or (ii) borrowings (not constituting the issuance of securities) from financial institutions to the extent not prohibited by the Indentures.

(q)           ERISA.  At any time prior to the completion of the resale by the Initial Purchaser of the Series A Notes, to notify the Initial Purchaser promptly in writing if any of the Issuers or Guarantors or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan, and to identify such plans.  The terms “ERISA,” “Affiliates,” “party in interest,” “disqualified person” and “employee benefit plan” shall have the meanings as set forth in Section 6(ll) hereof.

(r)            Performance of Agreements.  To do and perform all things required or necessary to be done and performed by it under the Transaction Documents prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees and the granting, perfection and enforcement of the Security Interests.

(s)           Termination of Lease Agreement with MDW Mesquite, LLC.  To use their respective best efforts to cause MDW Mesquite, LLC, a Nevada limited-liability company

(“MDW”), in accordance with the Operating Agreement of MDW, (i) to take all lawful action to duly call prior to the Closing (including, without limitation, by providing the requisite notice or obtaining waivers from all of the members of such notice), and to duly hold as promptly as practicable after the date hereof, a meeting of MDW’s members for the purpose of voting on the approval of MDW’s execution of the Lease Buy-Out and Condominium Conversion Management Agreement by and between MDW, RBG and Randy Black (the “Lease Termination Agreement”), and the consummation by MDW of the transactions contemplated thereby, and (ii) to duly obtain at such meeting the approval of MDW’s execution of the Lease Termination Agreement and the consummation by MDW of the transactions contemplated thereby by members holding a majority of the equity ownership interests in MDW; provided, however, that such meeting need not be held if MDW has obtained prior to the date of such meeting duly executed written consents from all of the members of MDW to MDW’s execution of the Lease Termination Agreement and the consummation by MDW of the transactions contemplated thereby.

6.             Representations and Warranties of the Issuers, the Guarantors and the Parent Pledgors.  Each of the Issuers and Guarantors, jointly and severally, represents and warrants to the Initial Purchaser, and the Parent Pledgors represent and warrant with respect to themselves (but not the Issuers or the Guarantors) to the Initial Purchaser solely with respect to Sections 6(p), 6(s) and 6(bb) below, that:

(a)           Offering Circular.  The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto (if any) as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular.  The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8) the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the Notes, (ii) in the third paragraph on page 176 of the Offering Circular concerning offering the Notes for resale by the Initial Purchaser, (iii) in the sixth paragraph on page176 of the Offering Circular concerning market-making by the Initial Purchaser, (iv) in the first paragraph on page 177 of the Offering Circular concerning stabilization by the Initial Purchaser and (v) in the second paragraph on page 177 of the Offering Circular concerning the affiliation of the Initial Purchaser and its affiliates with the Issuers and their affiliates (such information described in the immediately preceding clauses (i) through (v) of this Section 6(a), the “Furnished Information”).  Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b)           144A Eligibility.  There are no securities of the Issuers or the Guarantors that are the same class (within the meaning of Rule 144A) as the Notes and that are registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the

Exchange Act or quoted in a United States automated inter-dealer quotation system.  The Series A Notes are eligible for resale pursuant to Rule 144A under the Act.

(c)           Due Organization; Good Standing.  Each of the Issuers and Guarantors (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing.

(d)           Subsidiaries.  Immediately following the Closing, (i) the only subsidiaries of the Issuers will be the Guarantors which are signatories hereto, (ii) the Issuers will directly own 100% of the outstanding shares of capital stock of or 100% of the membership interests, as applicable, in each Guarantor, in each case, free and clear of all Liens, except for Liens created by the Indentures, Liens created by the Collateral Agreements and Permitted Liens and (iii) Randy Black will own 100% of the outstanding shares of capital stock of each of Virgin River and B&BB, Virgin River will own 94.23% of the outstanding membership interests in RBG and the Parent Pledgors will own an aggregate of 3.85% of the outstanding membership interests in RBG, in each case, free and clear of all Liens, except for Liens created by the Indentures, Liens created by the Parent Pledge Agreements and Liens created by the Convertible Note Documents.  Except as disclosed in the Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or Guarantors, (ii) options, warrants or other rights to purchase or subscribe for any capital stock of or any membership interests in, or any securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or Guarantors or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of or any membership interests in, as the case may be, any of the Issuers or Guarantors, any such convertible or exchangeable securities or any such options, warrants or rights.  Except as set forth above, immediately following the Closing, none of the Issuers and Guarantors will directly or indirectly own any capital stock of or other equity interest in any person.

(e)           Capitalization.  All of the outstanding shares of capital stock of or membership interests in, as the case may be, each of the Issuers and each of the Guarantors have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.  The table under the caption “Capitalization” in the Offering Circular (including the footnotes thereto) sets forth, as of its date, the pro forma capitalization of the Issuers and the Guarantors, on a combined and consolidated basis, after giving effect to the Transactions.  Immediately following the Closing, except as set forth in such table, none of the Issuers or Guarantors will have any liabilities, absolute, accrued, contingent or otherwise other than:  (i) liabilities that are reflected in the Issuer Financial Statements (as defined below), or (ii) liabilities incurred subsequent to September 30, 2004, in the ordinary course of business, consistent with past practice, that would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Guarantors, taken as a whole, (B) the ability of any of the Issuers or Guarantors to perform its obligations under any of the

Transaction Documents, (C) the enforceability of any of the Collateral Agreements or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Transaction Documents or the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(f)            No Other Registration Rights.  Except for this Agreement, the Registration Rights Agreement, the Redemption Agreements and the Convertible Note Documents, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Issuers or Guarantors is a party, or by which any of them is bound, granting to any person the right (i) to require the Issuers or any Guarantor to file a registration statement under the Act with respect to any securities of the Issuers or any Guarantor or requiring the Issuers or any Guarantor to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Issuers or Guarantors.

(g)           Power and Authority.  Each of the Issuers and Guarantors has all requisite power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party and to consummate the Transactions contemplated thereby.

(h)           Authorization of this Agreement.  This Agreement and the Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Issuers and Guarantors, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(i)            Authorization of Indentures.  Each of the Indentures and the Transactions contemplated thereby have been duly authorized by each of the Issuers and Guarantors and, on the Closing Date, the Indentures will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).  On the Closing Date, each of the Indentures will conform to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), applicable to an indenture that is required to be qualified under the TIA.

(j)            Authorization of Registration Rights Agreement.  The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Issuers and Guarantors and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(k)           Authorization of Series A Notes.  The Series A Notes have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Issuers in accordance with the terms of this Agreement and the respective Indentures.  When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indentures and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the respective Indentures and enforceable against each of the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

Upon and following delivery to the Initial Purchaser, the Senior Secured Notes rank and will rank on a parity with all senior Indebtedness (as defined in the Indentures) of each of the Issuers and senior to all other Indebtedness of each of the Issuers, in each case that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing up to $15.0 million principal amount of borrowings under the New Senior Credit Facility will be senior to the Lien on the Collateral securing the Senior Secured Notes.  Upon and following delivery to the Initial Purchaser, the Senior Subordinated Notes rank and will rank on a parity with all senior subordinated Indebtedness of each of the Issuers, junior to all senior Indebtedness of each of the Issuers and senior to all subordinated Indebtedness of each of the Issuers, in each case that is outstanding on the date hereof or that may be incurred hereafter.

(l)            Authorization of Series B Notes.  The Series B Notes have been duly authorized by each of the Issuers and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the respective Indentures, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the respective Indentures and enforceable against each of the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(m)          Authorization of Guarantees of Series A Notes.  The Guarantees to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the respective Indentures.  When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the respective Indentures and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed on the Series A Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

The Guarantees to be endorsed on the Senior Secured Notes rank and will rank on a parity with all senior Indebtedness (as defined in the Indentures) of each of the respective Guarantors and senior to all other Indebtedness of the respective Guarantors, in each case that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing up to $15.0 million principal amount of borrowings under the New Senior Credit Facility will be senior to the Lien on the Collateral securing the Guarantees of the Senior Secured Notes.  Upon and following delivery to the Initial Purchaser, the Guarantees to be endorsed on the Senior Subordinated Notes rank and will rank on a parity with all senior subordinated Indebtedness of the respective Guarantors, junior to all senior Indebtedness of the respective Guarantors and senior to all subordinated Indebtedness of the respective Guarantors, in each case that is outstanding on the date hereof or that may be incurred hereafter.

(n)           Authorization of Guarantees of Series B Notes.  The Guarantees to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor and, when the Series B Notes are issued, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the respective Indentures, the Registration Rights Agreement and the Registered Exchange Offer.  When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the respective Indentures, the Guarantee of each Guarantor endorsed on the Series B Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(o)           Authorization of Collateral Agreements.  Each of the Collateral Agreements and the Transactions contemplated thereby (including, without limitation, the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers and Guarantors party thereto and, on the Closing Date, each of the Collateral Agreements will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and Guarantors party thereto, enforceable against each of the Issuers and Guarantors party thereto in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(p)           Authorization of Other Transaction Documents.  Each of the other Transaction Documents and the Transactions contemplated thereby have been duly authorized by each of the Issuers, the Guarantors and the Parent Pledgors party thereto, and when executed and delivered by each of the Issuers , the Guarantors and the Parent Pledgors party thereto, each of the Transaction Documents will have been validly executed and delivered by, and, assuming due authorization, execution and delivery by the other parties thereto, will be the legal, valid and binding obligation of, each of the Issuers, the Guarantors and the Parent Pledgors party thereto, enforceable against each of the Issuers, the Guarantors and the Parent Pledgors party thereto in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).  Each of the Parent Pledge Agreements and the Transactions contemplated thereby have been duly authorized by each of the Parent Pledgors party thereto, and when executed and delivered by each of the Parent Pledgors party thereto, each of the Parent Pledge Agreements will have been validly executed and delivered by, and, assuming due authorization, execution and delivery by the other parties thereto, will be the legal, valid and binding obligation of, each of the Parent Pledgors party thereto, enforceable against each of the Parent Pledgors party thereto in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(q)           No Violation.  None of the Issuers and Guarantors is in violation of its certificate of incorporation, bylaws, certificate of formation or operating agreement, as applicable (collectively, the “Charter Documents”).  None of the Issuers and Guarantors is (i) in violation of any federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order, (including, without limitation, the Nevada Gaming Control Act), in each case including the rules and regulations promulgated thereunder (collectively, “Applicable Law”), of any government, governmental or regulatory agency or body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or other applicable gaming authority (each, a “Gaming Authority”)), court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, “Applicable Agreements”), other than, in the case of each of the immediately preceding clauses (i) and (ii), violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.  There exists no condition that, with the passage of time or otherwise, would reasonably be expected to (x) constitute a violation of (A) the Charter Documents or (B) Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (x)(B), (y) and (z), such violations, breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.  All Applicable Agreements are in full force and effect with respect to the Issuers and the Guarantors and are legal, valid and binding obligations thereof, and no default has occurred or is continuing thereunder, other than such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

(r)            No Conflict.  None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of or capital stock of or membership interests in the Issuers or the Guarantors (except for Liens created by the Indentures, Liens created by the Collateral Agreements and Permitted Liens), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law, other than, in the case of the immediately preceding clauses (ii) and (iii), such conflicts ,violations, breaches, defaults, Liens or acceleration that would not, singly or in the aggregate, have a Material Adverse Effect.  After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indentures) will exist.

(s)           Permits.  No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, “Permits”) is required by the Issuers or the Guarantors to own, lease, use and operate their properties and assets and to conduct and carry on their businesses as described in the Offering Circular, or by the Parent Pledgors, the Issuers or the Guarantors in connection with, or as a condition to, the execution, delivery or performance of any of the Transaction Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) as may be required for Exempt Resales under the securities or blue sky laws of the various jurisdictions in which the Series A Notes are being offered by the Initial Purchaser, (iii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, effective, (iv) the conversion of the Convertible Note pursuant to the terms of the Convertible Note Documents and (v) such Permits, the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

(t)            No Proceedings.  There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Issuers, threatened, either (i) in connection with, or that seeks to restrain, enjoin or prevent the consummation of, or that otherwise objects to, any of the Transaction Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect.  None of the Issuers or Guarantors is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect.  No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Issuers, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchaser pursuant to this Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

(u)           Regulated Persons.  Each of the Issuers’ and the Guarantors’ respective directors, members, managers, officers, key personnel and persons holding a five percent or greater equity or economic interest in any of the Issuers or Guarantors (each of such persons, a “Regulated Person” and, collectively, the “Regulated Persons”) has, and is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect (a “Material Permit”).  All Material Permits are valid and in full force and effect.  Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.  None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Material Permit or any material impairment of the rights of the holder of any Material Permit.  None of the Issuers or Guarantors has received any notice from any issuer, and none of the Issuers or Guarantors has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Material Permit.

(v)           No Investigations of Regulated Persons.  To the knowledge of the Issuers, (i) no Governmental Authority is investigating any Regulated Person, and (ii) there is no basis for any Governmental Authority to deny the renewal of the current Permits held by any of the Regulated Persons.

(w)          Title to Assets.  Immediately following the Closing, each of the Issuers and each of the Guarantors (i) will have good and marketable title, free and clear of all Liens (other than Liens created by the Indentures, Liens created by the Collateral Agreements and Permitted Liens), to all property and assets described in the Offering Circular as being or to be owned by it, (ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee and (iii) will hold a valid leasehold interest with respect to each such lease.

(x)            Sufficiency and Condition of Assets.  The assets of each of the Issuers and Guarantors include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them, and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, each of the properties of the Issuers and the Guarantors (including, without limitation, all buildings, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof) is suitable, sufficient, adequate and appropriate in all respects (including physical, structural, operational, legal, practical and otherwise) for its current and proposed use, operation and occupancy, except, in each such case, for such failures to meet such standards as would not, singly or in the aggregate, have a Material Adverse Effect.

(y)           Insurance.  Each of the Issuers and Guarantors maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice.  All such insurance is outstanding and duly in force.

(z)            Real Property.  No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Issuers, is threatened, with respect to or that could affect any real properties owned by the Issuers or any of the Guarantors, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect.  No real property owned by the Issuers or any of the Guarantors is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party.  There is no real property currently under contract or subject to an option in favor of any of the Issuers or any of the

Guarantors, except for real property which the failure of the Issuers or any of the Guarantors to acquire, would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)         Related Party Transactions.  Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

(bb)         Security Interests.  Upon execution and delivery of the Collateral Agreements and the issuance of the Notes, the Parent Pledge Agreements (upon the receipt of the requisite Nevada gaming approvals) and the other Collateral Agreements will create, in favor of the Secured Party, for the benefit of the holders of the Senior Secured Notes, a legal, valid and enforceable security interest in (subject to Permitted Liens), all of the right, title and interest of the Issuers and Guarantors in the Collateral and the proceeds thereof.  Upon the filing of the financing statements with the Secretary of State (or equivalent government official) of the State in which such Issuer or Guarantor is organized which sufficiently indicates all Collateral, and, in addition, in the case of the Parent Pledge Agreements, upon the receipt of the requisite Nevada gaming approvals, the Security Interests will be valid and perfected, subject only to the Intercreditor Agreement, and will constitute first priority security interests (subject to Permitted Liens) in such Collateral.  As of the Closing Date, the Collateral will be subject to no Liens other than Permitted Liens.

(cc)         Taxes.  All material tax returns required to be filed by any of the Issuers or by any of the Guarantors in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from any of the Issuers or from any of the Guarantors have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuers or the Guarantors, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”).  Commencing with their inceptions (i) each of Virgin River and B & BB has been, and continue to be, classified as an “S corporation” under section 1361 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) RBG has been, and continues to be, classified as a “partnership,” and not as an association classified as a corporation, under section 761 of the Code.  There are no actual or proposed additional tax assessments for any tax period against any of the Issuers or against any of the Guarantors that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books and records of the Issuers or the Guarantors, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

(dd)         Intellectual Property.  The Issuers and the Guarantors own, possess or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently used in, and material to the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens.  To the knowledge of the Issuers, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers or Guarantors or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim, and the use of such Intellectual Property by the Issuers and the Guarantors will not infringe on the Intellectual Property rights of any other person.

(ee)         Accounting Controls.  The Issuers and Guarantors collectively maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(ff)           Financial Statements.  The audited historical combined financial statements and related notes of the Issuers and the Guarantors contained in the Offering Circular (the “Issuer Audited Financial Statements”) and the unaudited historical combined financial statements and related notes of the Issuers and the Guarantors contained in the Offering Circular (the “Issuer Interim Financial Statements” and, together with the Issuer Audited Financial Statements, the “Issuer Financial Statements”) present fairly the combined financial position, results of operations and cash flows of the Issuers and the Guarantors, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the “S-X Requirements”).  The summary and selected historical combined financial data included in the Offering Circular for the Issuers and the Guarantors have been prepared on a basis consistent with that of the Issuer Financial Statements and present fairly the financial position and results of operations of the Issuers and the Guarantors, on a combined basis, as of the respective dates and for the respective periods indicated.

All other financial, statistical and market and industry related data included in the Offering Circular are fairly and accurately presented and are based on or derived from sources the Issuers believe to be reliable and accurate.  Ernst & Young LLP are independent public accountants with respect to the Issuers.

(gg)         No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Offering Circular, except as disclosed in the Offering Circular, (i) none of the Issuers or Guarantors has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or membership interests, as the case may be, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers or Guarantors, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers or Guarantors, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Guarantors taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).  To the knowledge of the Issuers, there is no event that has occurred or that is reasonably likely to occur which, if it were to occur, could singly or in the aggregate reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change, except such events that have been disclosed in the Offering Circular.

(hh)         Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any of the Issuers or Guarantors that it is considering imposing) any condition (financial or otherwise) on the Issuers or the Guarantors retaining any rating assigned to any securities of any of the Issuers or Guarantors, or (ii) has indicated to any of the Issuers or Guarantors that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of any of the Issuers or Guarantors.

(ii)           Solvency.  Each of the Issuers and Guarantors is incurring its respective indebtedness under the Series A Notes for proper purposes and in good faith.  Immediately before and after giving effect to the issuance of the Series A Notes, for each of the Issuers (on a consolidated basis with the Guarantors) and for each of the Guarantors, in all cases considered as going concerns, (i) its assets at a fair valuation exceed the sum of its debts; (ii) the present fair salable value of its assets is not less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (iii) it has and will have adequate capital with which to conduct the business it is presently conducting and presently anticipates conducting; and (iv) it does not intend to incur, and does not believe and reasonably should not believe that it will incur, debts beyond its ability to pay as those debts become due.  None of the Issuers or Guarantors is aware of any reason why it would be inappropriate to consider each of the Issuers or the Guarantors as a going concern.  For purposes of this paragraph, “debts” includes contingent and unliquidated debts, at a fair valuation.

(jj)           No Solicitation.  None of the Issuers or the Guarantors or any of their affiliates or anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of the Issuers.

(kk)         No Registration.  Without limiting Sections 6(r) and 6(s) above, no registration under the Act, and no qualification of the Indentures under the TIA is required for the sale of the Series A Notes and the Guarantees to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchaser’s representations contained in Section 7, and (iii) if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors.  No form of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by the Issuers, any of the Guarantors or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales.  No securities of the same class as the Series A Notes have been offered, issued or sold by the Issuers, any of the Guarantors or any of their respective affiliates within the six-month period immediately prior to the date hereof.

(ll)           ERISA.  None of the Issuers or Guarantors or any of their respective “Affiliates” maintains a plan that is intended to qualify under section 401(a) of the Code, or is a “party in interest” or a “disqualified person” with respect to any employee benefit plans.  No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in any of the Issuers or the Guarantors or any such “Affiliate” incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect.  None of the Issuers or Guarantors or any trade or business under common control with any of the Issuers or Guarantors (for purposes of section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”).

The terms “employee benefit plan,” “employee pension benefit plan,” and “party in interest” shall have the meanings assigned to such terms in Section 3 of ERISA.  The term “Affiliate” shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term “disqualified person” shall have the meaning assigned to such term in section 4975 of the Code.

(mm)       Investment Company Act and Other Federal Regulations.  None of the Issuers or Guarantors has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to, and none of the Transactions will, violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).  None of the Issuers or Guarantors is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, or the consummation of any of the other Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder.

(nn)         No Brokers.  None of the Issuers or Guarantors has dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Transactions and none of the Issuers or Guarantors is under any obligation to pay any broker’s fee or commission in connection with the Transactions (other than commissions and fees to the Initial Purchaser).

(oo)         No Labor Disputes.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Issuers or the Guarantors is engaged in any unfair labor practice.  There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers, threatened against any of the Issuers or Guarantors before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Issuers, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers, threatened against any of the Issuers or Guarantors, and (iii) no union representation question existing with respect to the employees of any of the Issuers or Guarantors, and, to the knowledge of the Issuers, no union organizing activities are taking place except, in the case of each of clauses (i), (ii) and (iii) above, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)         Environmental Laws.  Except as disclosed in the Offering Circular or as otherwise would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) none of the Issuers or Guarantors has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) none of the Issuers or Guarantors has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of any of the Issuers or Guarantors (or against any person or entity for whose acts or omissions any of the Issuers or Guarantors is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim.

In the ordinary course of business, each of the Issuers and Guarantors, as appropriate, (i) conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of each of the Issuers and Guarantors, in the course of which, or as a result of which, the Issuers have identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties); and (ii) has conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of each of the Issuers and Guarantors, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuers have reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Offering Circular.

(qq)         Market Data.  All statistical and market and industry related data included in the Offering Circular are based on or derived from sources which the Issuers and the Guarantors believe to be reliable and accurate.

(rr)           Directed Selling Efforts.  None of the Issuers or Guarantors or any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act (“Regulation S”) with respect to the Series A Notes.

(ss)         Offshore Transactions.  The Series A Notes, if any, offered and sold by the Issuers in reliance on Regulation S have been and will be offered and sold by the Issuers only in offshore transactions, as such term is defined in Regulation S (“Offshore Transactions”).

(tt)           No Plan or Scheme.  The sale of the Series A Notes, if any, by the Issuers pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(uu)         Regulation S Offering Restrictions.  The Issuers and the Guarantors, their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with any offering of the Series A Notes outside the United States.

(vv)         Restricted Period.  The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

(ww)       Representations and Warranties.  Each certificate signed pursuant to Section 9(a)(viii) by any officer of any of the Issuers or Guarantors and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to this Agreement shall be deemed to be a representation and warranty by such Issuer or Guarantor to the Initial Purchaser as to the matters covered thereby.

7.             Representations and Warranties of the Initial Purchaser.  The Initial Purchaser represents and warrants to the Issuers and the Guarantors that:

(a)           QIB.  It is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

(b)           Eligible Purchasers.  It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be offering and selling the Series A Notes only to, (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act, (B) Accredited Investors that execute and deliver to the Issuers and the Initial Purchaser an Accredited Investor Letter and (C) Regulation S Purchasers in Offshore Transactions in reliance upon Regulation S under the Act.

(c)           No General Solicitation.  No form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

(d)           Power and Authority.  It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly authorized by it.

(e)           Directed Selling Efforts.  The Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

(f)            Offshore Transactions.  The Series A Notes, if any, offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold by the Initial Purchaser only in Offshore Transactions.

(g)           Regulation S Offering Restrictions.  The Initial Purchaser has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act.  During such 40-day restricted period, the Initial Purchaser will not cause any advertisement with respect to the Series A Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

(h)           Notice Required.  At or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act or to institutional “accredited investors,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions that are exempt from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S.”

(i)            Regulation S Security. The Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3)

of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

(j)            Offers in the United Kingdom.  The Initial Purchaser (i) has not offered or sold, and prior to the date that is six months after the date of the issue of the Notes will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995 (the “Regulations”); (ii) has complied and will comply with all applicable provisions of the Regulations and of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuers.

(k)           Offers in Other European Jurisdictions.  No action has been taken or will be taken by the Initial Purchaser in Austria, France or the Netherlands (the “European Jurisdictions”) that would permit a public offering of the Notes, or the possession, circulation or distribution of the Offering Circular or any other material relating to the Issuers or the Notes in any European Jurisdiction where action for that purpose is required.  The Initial Purchaser will not, directly or indirectly, offer or sell any of the Notes or distribute or publish any offering material or advertisements in connection with the Notes in or from any European Jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations of such European Jurisdiction.

8.             Indemnification.

(a)           Indemnification of Initial Purchaser.  Each of the Issuers and Guarantors shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a “controlling person”), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively, with the Initial Purchaser, the “Purchaser Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that none of the Issuers nor any Guarantor shall be liable under the indemnity provided in this Section 8(a) to any Purchaser

Indemnified Party for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was completely corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and (2) the Issuers had previously furnished copies of the corrected Offering Circular to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; or (B) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information.  The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which either of the Issuers or any Guarantor is aware in connection with the matters addressed by this Agreement which involves any of the Issuers, any of the Guarantors or any of the Purchaser Indemnified Parties.

(b)           Indemnification of Issuers and Guarantors.  The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and Guarantors and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Issuers and the Guarantors and any such controlling person to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Purchaser Indemnified Parties stated in Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information.  Notwithstanding the foregoing, any liability of the Initial Purchaser hereunder shall be limited to an amount not to exceed the excess (such excess, the “Aggregate Amount”) of (i) the aggregate gross proceeds received by the Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which the Initial Purchaser purchased the Series A Notes from the Issuers and (B) the amount of any Losses that the Purchaser Indemnified Parties otherwise have been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

(c)           Actions Against Parties; Notification.

(1)           If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the “Indemnifying Parties” and each, an “Indemnifying Party”); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnifying Party has been prejudiced materially by such failure.

(2)           The Indemnifying Parties shall have the right, exercisable by giving written notice to the Indemnified Parties, within 20 Business Days after receipt of written notice from any of the Indemnified Parties of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that the Indemnified Parties shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to the Indemnified Parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both one or more Indemnified Parties and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and any of the Indemnified Parties shall have been advised by counsel that there may be one or more defenses available to such Indemnified Parties that are in addition to, or in conflict with, those defenses available to the Indemnifying Parties or such affiliate or controlling person (in which case, if such Indemnified Parties notify the Indemnifying Parties in writing that they elect to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Indemnified Parties).

(3)           None of the Indemnifying Parties, without the prior written consent of the Indemnified Parties, shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

(d)           Contribution.  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchaser, on the other hand, bear to the total price of the Series A Notes in Exempt Resales as set forth on the cover page of the Offering Circular.  The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Amount.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

9.             Conditions.

(a)           Conditions to Obligations of Initial Purchaser.  The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)            Representations and Warranties of the Issuers and the Guarantors.  All the representations and warranties of each of the Parent Pledgors, the Issuers and the Guarantors in this Agreement and in each of the other Transaction Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date.  On or prior to the Closing Date, each of the Parent Pledgors, the Issuers and the Guarantors and, to the knowledge of the Issuers, each other party to the Transaction Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts required to be performed, complied with or satisfied as of or prior to the Closing Date pursuant to the Transaction Documents.

(ii)           Availability of Offering Circular.  The Offering Circular shall have been printed and copies made available to the Initial Purchaser not later than 3:00 p.m., New York City time, on the first Business Day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

(iii)          No Injunction.  No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes and the Guarantees or the consummation of any of the other Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers, be pending or contemplated as of the Closing Date.

(iv)          No Proceedings.  No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions.  No Proceeding shall be pending or, to the knowledge of the Issuers, threatened, other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)           No Material Adverse Change.  Since the date as of which information is given in the Offering Circular (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.

(vi)          PORTAL.  (A) The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) the Senior Secured Notes shall have received a rating of “B” and “B3” from Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”), respectively, and the Senior Subordinated Notes shall have received a rating of “CCC+” and “Caa2” from S&P and Moody’s, respectively.

(vii)         Maintenance of Rating.  As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of any of the Issuers or Guarantors (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of any of the Issuers or Guarantors by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(viii)        Officers’, Secretary’s and Solvency Certificates.  The Initial Purchaser shall have received on the Closing Date:

(A)          certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers and Guarantors, on behalf of the Issuers and the Guarantors, confirming the matters set forth in paragraphs (i), (iii), (iv), (v), (vii) and (xii) of this Section 9(a),

(B)           a certificate, dated the Closing Date, signed by the (1)

Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers and Guarantors, on behalf of the Issuers and the Guarantors, stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the knowledge of such persons, subject to the risks and limitations described in the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers and the Guarantors believe to be reliable and accurate, which certificate shall be in form and substance reasonably satisfactory to counsel for the Initial Purchaser and may specifically reference certain industry, statistical and market-related data contained in the Offering Circular,

(C)           a certificate, dated the Closing Date, signed by the Secretary or Secretaries of each of the Issuers and Guarantors, certifying such matters as the Initial Purchaser may reasonably request, and

(D)          a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuers and the Guarantors substantially in the form previously approved by the Initial Purchaser.

(ix)           Opinions of Counsel.  The Initial Purchaser shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of each of the following:

(A)          Kummer Kaempfer Bonner & Renshaw, special counsel to the Issuers and Guarantors, containing opinions substantially to the effect of the opinions set forth in Exhibit 9(a)(ix)(A) hereto;

(B)           Baker & McKenzie LLP, special New York counsel and tax counsel to the Issuers and Guarantors, containing opinions substantially to the effect of the opinions set forth in Exhibit 9(a)(ix)(B) hereto; and

(C)           Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchaser.

(x)            Accountants’ Comfort Letters.  The Initial Purchaser shall have received from Ernst & Young LLP, independent public accountants with respect to the Issuers:

(A)          a customary comfort letter, dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial Purchaser, containing the information and statements of the type ordinarily included in accountants’ “comfort letters,” with respect to the combined financial statements of Issuers and its subsidiaries and certain financial information with respect to the Issuers and the Guarantors contained in the Offering Circular, and

(B)           a customary “bring down” comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that Ernst & Young LLP reaffirms the statements made in its letter furnished pursuant to clause (A) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

(xi)           Execution and Delivery of Transaction Documents.  The Transaction Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Transaction Document.  The terms of each of the Transaction Documents shall conform in all material respects to the description thereof in the Offering Circular.

(xii)          Consummation of Other Transactions.  Each of the Transactions shall have been consummated on the Closing Date on terms that conform in all material respects to the description thereof in the Offering Circular.

(xiii)         Collateral Agreements.  The Issuers shall have furnished to the Initial Purchaser the Collateral Agreements duly executed by the respective Issuers and Guarantors party thereto, together with:

(A)          proper financing statements, each in the form to be filed on the Closing Date under the Uniform Commercial Code of all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Collateral Agreements, covering the Collateral and naming the Secured Party as secured party, which financing statements shall be so filed on the Closing Date;

(B)           proper instruments to be filed in the U.S. Patent and Trademark Office that may be deemed necessary or desirable in order to perfect the liens granted on patents, if any, and trademarks, which liens have been created by the Collateral Agreements;

(C)           contemplated requests for information and lien search results, listing all effective financing statements filed as of a recent date in the jurisdictions referred to in Section 9(a)(xiii)(A) that name any of the Issuers or Guarantors as debtor, together with copies of such financing statements (none of which shall cover the Collateral described in the Collateral Agreements);

(D)          copies of duly executed payoff letters, UCC-3 termination statements, deeds of trust releases, intellectual property releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchaser evidencing the release of each item of Collateral and the termination of all Liens thereon (other than Liens created by the Indentures and the Collateral Agreements), and each such payoff letter, release and termination shall be in full force and effect.

(E)           bailee letters and landlord waivers, in form and substance reasonably satisfactory to the Initial Purchaser, executed by the Issuers or the appropriate Guarantors for delivery to each of the persons specified in the Collateral Agreements as holding Collateral;

(F)           the original membership interest certificates and stock

certificates pledged to the Secured Party pursuant to the Collateral Agreements, together with undated stock powers or endorsements duly executed in blank in connection therewith (or copies thereof to the extent such interests or shares also have been pledged pursuant to the Convertible Note Pledge Agreement or the New Senior Credit Facility);

(G)           deeds of trust, assignments of rents and leases, and fixture filings in form and substance approved by the Initial Purchaser, to be recorded on the Closing Date in all jurisdictions that may be deemed necessary or desirable in order to perfect the liens created by the Collateral Agreements, covering the Collateral, which deeds of trust, assignments of rents and leases, and fixture filings shall be so recorded on the Closing Date;

(H)          irrevocable commitment by a title insurance company approved by the Initial Purchaser in the Initial Purchaser’s reasonable discretion to issue one or more lender’s policies of title insurance insuring the liens created by the Collateral Agreements, subject only to those title matters and exceptions approved by the Initial Purchaser; and

(I)            any other documents required to be delivered to the Secured Party pursuant to the Collateral Agreements and reasonable evidence that all other actions necessary or desirable to perfect and protect the Liens created by the Collateral Agreements have been taken.

(xiv)        Permits.  All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes and the Guarantees in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement; and all Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to consummate the other Transactions contemplated by the Transaction Documents shall have been obtained and made, in each case free of any conditions other than those set forth in such Transaction Documents.

(xv)         Additional Documents.  Counsel to the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

(b)           Conditions to the Issuers’ and the Guarantors’ Obligations.  The obligations of the Issuers to sell, and the Guarantors to guarantee, the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)            Payment.  The Initial Purchaser shall have delivered payment to the Issuers for the Series A Notes pursuant to Sections 2 and 4 of this Agreement.

(ii)           Representations and Warranties.  All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

(iii)          No Injunctions.  No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

10.           Termination.  This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.  The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

(a)           Material Adverse Effect.  Since the date as of which information is given in the Offering Circular, any Material Adverse Effect or any Material Adverse Change that could, in the Initial Purchaser’s judgment, (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of the Notes.

(b)           Failure to Satisfy Conditions.  The failure of any of the Issuers or Guarantors to satisfy the conditions contained in Section 9(a) on or prior to the Closing Date.

(c)           Outbreak of Hostilities.  Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchaser’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes.

(d)           Suspension of Trading.  The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

(e)           Enactment of Adverse Law.  The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser’s opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any of the Issuers or any of the Guarantors.

(f)            Downgrade of Securities.  On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Issuers or Guarantors or any securities of any of the Issuers or Guarantors (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of any of the Issuers or Guarantors or any securities of any of the Issuers or Guarantors (by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)           Banking Moratorium.  The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Issuers and the Guarantors and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or any of the Issuers or Guarantors, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 10).  Without limiting the foregoing, notwithstanding any termination of this Agreement, (i) the Issuers and the Guarantors shall be and shall remain jointly and severally liable (x) for all expenses that they have agreed to pay pursuant to Section 5(f), and (y) for their obligations pursuant to Section 8, and (ii) the Initial Purchaser shall be and shall remain liable for its obligations pursuant to Section 8.

11.           Miscellaneous.

(a)           Notices.  Notices given pursuant to any provision of this Agreement must be given in writing and shall be (a) delivered in person, (b) transmitted by facsimile or telecopy mechanism (providing confirmation of transmission), (c) sent by overnight courier (providing proof of or refusal of delivery), or (d) mailed, postage prepaid, return receipt requested, as follows:

(i)            if to any of the Issuers or Guarantors, to CasaBlanca Resorts, 950 West Mesquite Blvd., Mesquite, Nevada, 89027, facsimile number: (702) 346-6862, Attention:  Chief Executive Officer, with a copy to Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, 7th Floor, Las Vegas, Nevada 89109, facsimile number:  (702) 792-7181, Attention:  Sherwood Cook, Esq., and

(ii)           if to the Initial Purchaser, to Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention:  Lloyd Feller, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue,

Suite 3400, Los Angeles, California 90071, facsimile number: (213) 687-5600, Attention:  Rod A. Guerra, Esq.

or to such other address or facsimile number or to such other person as such party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 11(a) and confirmation of transmission is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

(b)           Successors and Assigns.  This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers and Guarantors, the Initial Purchaser and, to the extent provided in Section 8, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.  Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers’ covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

(c)           GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.  EACH OF THE ISSUERS AND GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE ISSUERS AND GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE ISSUERS AND GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE

ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE ISSUERS OR GUARANTORS IN ANY OTHER JURISDICTION.

(d)           Counterparts.  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

(f)            Interpretation.  The words “include,” “includes,” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 10, 2004.   The words “hereof,” “herein,” “herewith,”  “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  The phrase “to the knowledge of the Issuers” means the actual knowledge, after due inquiry, of any of the members, managers, directors or officers of any of the Issuers, the Guarantors or any of their controlling persons.  Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

(g)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Amendment.  This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

[signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Guarantors, the Parent Pledgors (solely with respect to Sections 5(s), 6(p), 6(ss) and 6(bb) hereof) and the Initial Purchaser.

Very truly yours,

ISSUERS:

Virgin River Casino Corporation

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Secretary

RBG, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

B & BB, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Secretary

GUARANTORS:

CasaBlanca Resorts, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Interval Ownership, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Interval Management, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Recreational Properties, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President, Secretary, Treasurer

PARENT PLEDGORS:
(solely with respect to Sections 5(s), 6(p), 6(s) and 6(bb))

R. Black, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President & Treasurer

Robert R. Black, Sr. Gaming Properties Trust

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Trustee

ACCEPTED AND AGREED TO:

Jefferies & Company, Inc.

By:	/s/ Steve Croxton
Name: Steve Croxton
Title: Managing Director

Schedule I

Guarantors

Name	State of Formation
CasaBlanca Resorts, LLC	Nevada
Oasis Interval Ownership, LLC	Nevada
Oasis Interval Management, LLC	Nevada
Oasis Recreational Properties, Inc.	Nevada

Exhibit 9(a)(ix)(A)

Form of Opinion of Kummer Kaempfer Bonner & Renshaw

Unless otherwise indicated, capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

1.             Due Organization; Good Standing.

(a)           Each of the Issuers and the Guarantors is a limited-liability company organized and validly existing in good standing under the laws of the State of Nevada or is a corporation incorporated and validly existing in good standing under the laws of the State of Nevada, as applicable.  Each of the Issuers and the Guarantors is qualified or licensed to do business and is in good standing as a foreign limited-liability company or foreign corporation, as applicable, authorized to do business in each jurisdiction in which the nature of its business and or the ownership, leasing, use or operations of its properties and assets requires such qualification or licensing.

(b)           Each of the Issuers and the Guarantors has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular.

2.             Capitalization.

(a)           The Issuers have the authorized capitalization as set forth in the Offering Circular.

(b)           Immediately following the Closing, (i) Robert R. Black, Sr. and his affiliates will own of record 100% of the outstanding shares of capital stock in each of B&BB and Virgin River, (ii) Virgin River will own of record 94.23% of the membership interests in RBG, and (iii) Robert R. Black, Sr. and R. Black, Inc. will own of record in the aggregate 3.85% of the membership interests in RBG.

(c)           Immediately following the Closing, RBG will directly or indirectly own of record 100% of the outstanding shares of capital stock of or membership interests in, as applicable, each of the Guarantors.

(d)           All of the capital stock shown by each of the Issuers’ stock record books as being issued and outstanding, on the date hereof and following the Redemption and Purchase, have been duly authorized and are validly issued and are fully paid and nonassessable and are free and clear of any preemptive rights arising out of their respective articles of incorporation, bylaws, or any Applicable Agreement.  All of the membership interests shown by RBG’s and each of the Guarantors’ record books as being issued have been validly issued and are free and clear of any preemptive rights arising out of their respective articles of incorporation, bylaws, or any Applicable Agreement.

3.             No Other Registration Rights.  To our knowledge, except for the Purchase Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Issuers or the Guarantors is a party, or by which any of the Issuers or the Guarantors is bound, granting to any person the right (i) to require any of the Issuers or the Guarantors to file a registration statement under the Act with respect to any securities of any of the Issuers or the Guarantors or requiring any of the Issuers or the Guarantors to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Issuers or the Guarantors or any of their respective affiliates.

4.             Power.  Each of the Issuers and the Guarantors has all requisite corporate power and authority or limited-liability company power and authority, as applicable, to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

5.             Authorization.

(a)           Purchase Agreement.  The Purchase Agreement has been duly authorized, validly executed and delivered by each of the Issuers, the Guarantors and (solely with respect to Sections thereof to which they are parties) the Parent Pledgors.  The issuance and sale of the Series A Notes in accordance with the Purchase Agreement has been duly authorized by each of the Issuers.

(b)           Indentures.  Each of the Indentures has been duly authorized, validly executed and delivered by each of the Issuers and the Guarantors.  Each of the Indentures conforms to the requirements of the TIA applicable to an indenture that is required to be qualified under the TIA.  If a court were to disregard the choice of law provisions of the Notes and the Indentures and apply Nevada internal law, the Indebtedness represented by the Notes would not be found usurious under Nevada law.

(c)           Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, validly executed and delivered by each of the Issuers and the Guarantors.

(d)           Series A Notes.  The Series A Notes are in the form contemplated by the respective Indentures, have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to the Purchase Agreement and have been validly executed and delivered by each of the Issuers.

(e)           Series B Notes.  The Series B Notes and the issuance thereof have been duly authorized by each of the Issuers.

(f)            Series A Guarantees.  The Guarantees to be endorsed on the Series A Notes by each of the Guarantors has been duly authorized, executed and delivered by each of the Guarantors.

(g)           Series B Guarantees.  The Guarantees to be endorsed on the Series B Notes by each of the Guarantors has been duly authorized by each of the Guarantors.

(h)           Collateral Agreements.

(i)            Each of the Collateral Agreements (other than the Parent Pledge Agreements, which are addressed in paragraph (h)(ii) below) and the transactions contemplated thereby (including, without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers and the Guarantors party thereto, and each of the Collateral Agreements (other than the Parent Pledge Agreements, which are addressed in paragraph (h)(ii) below) has been duly executed and delivered by each of the Issuers and the Guarantors party thereto.  Each of the Deeds of Trust, to the extent Section [  ] thereof provides that it is governed by Nevada law, is the legal, valid and binding obligation of each of the Issuers and the Guarantors party thereto, enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms.

(ii)           Each of the Parent Pledge Agreements has been duly executed and delivered by each of the Parent Pledgors party thereto, and each of the Parent Pledge Agreements and the transactions contemplated thereby have been duly authorized by each of the Parent Pledgors party thereto.  [If requisite gaming approvals not received before Closing:  It is noted for purposes of the opinions set forth in this paragraph 2(b) that the pledges contemplated by the Parent Pledge Agreements shall not become effective until the receipt of the requisite Nevada gaming approvals.]

(iii)          The form of each Collateral Agreement (including the form of execution and acknowledgment) is appropriate for creating a lien and filing or recording in the appropriate Office of the County Recorder, Register of Deeds, or similar official site, in each county where the real property described in the Deeds of Trust are located (the “Official Records”), as applicable, and is legally sufficient under the laws of the States of Nevada and Arizona.

(i)            Other Transaction Documents.  Each of the Equity Contribution documents and the Redemption Agreement (collectively, the “Other Transaction Documents”) and the transactions contemplated thereby has been duly authorized by each of the Issuers and the Guarantors to the extent it is a party thereto, and each of the Other Transaction Documents has been duly executed and delivered by each of the Issuers and the Guarantors party thereto.  Each of the Other Transaction Documents is the legal, valid and binding obligation of each of the Issuers and the Guarantors party thereto, enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms.

(j)            Credit Facility Documents. Each of the Intercreditor Agreement, the New Senior Credit Facility and the transactions contemplated thereby and the Credit Facility Refinancing has been duly authorized by each of the Issuers and the Guarantors party thereto, and the Intercreditor Agreement has been validly executed and delivered by each of the Issuers and the Guarantors.

6.             No Conflict.  None of the execution or delivery of any of the Transaction Documents or the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of or membership interests in or capital stock of the Issuers or the Guarantors (except for Liens created by the Indentures, Liens created by the Collateral Agreements and Permitted Liens) or an acceleration of indebtedness pursuant to, (i) the Charter Documents; (ii) any Applicable Agreements (as defined below) or (iii) any Applicable Laws (as defined below) (including, without limitation, gaming laws and, with respect to any Arizona Deed of Trust, Arizona law, but excluding the federal securities laws).

7.             Permits.  None of the execution or delivery of any of the Transaction Documents or the consummation of any of the Transactions will require any notice, consents, approvals, authorizations, registrations or other Permits to or from any governmental authority or agency (including, without limitation, all Gaming Permits (as defined below)) by the Issuers, the Guarantors or the Parent Pledgors under any Applicable Laws (including, without limitation, gaming laws) and, with respect to any Arizona Deed of Trust, Arizona law, except such as the failure to obtain on or prior to the Closing Date are not material to the business of the Issuers or (x) as may be required under federal securities laws (which we address exclusively in paragraph 11 hereof) and state securities laws (as to which we express no opinion) in connection with the purchase and sale of the Notes, (y) as may be required for the perfection of any security interests or liens (which we address exclusively in paragraphs 15 and 16 hereof) ,(z) Gaming

Permits as have been made or obtained on or prior to the Closing Date, which Gaming Permits are in full force and effect on the Closing Date or notices and approvals relating to liquor licenses.

8.             Regulated Persons.  Each of the Issuers and the Guarantors, and each of the other Regulated Persons, to our knowledge, has the requisite Permits under Nevada gaming laws from any Gaming Authorities (collectively, “Gaming Permits”) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular other than those the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect.  None of the execution or delivery of any of the Transaction Documents or the consummation of any of the Transactions will allow or result in, and, to our knowledge after due inquiry, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Gaming Permit or any material impairment of the rights of the holder of any Gaming Permit.

9.             No Proceedings.  Other than as disclosed in the Offering Circular, there is no Proceeding (including, without limitation, before any Gaming Authority, under any gaming law or under any gaming license or other Permit) pending and of public record or, to our knowledge, threatened, either (a) in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Transaction Documents or any of the Transactions. or (ii) that could, singly or in the aggregate, have a Material Adverse Effect.

10.           No Registration.  Assuming (i) the accuracy of the representations, warranties and agreements of the Issuers and the Guarantors and of the Initial Purchaser contained in the Purchase Agreement, (ii) the due performance by the Issuers and the Guarantors and the Initial Purchaser of their respective covenants and agreements under the Purchase Agreement, (iii) the accuracy of the representations and warranties made by each Accredited Investor that purchases the Series A Notes pursuant to Exempt Resales, as set forth in the letters of representation executed by each of such Accredited Investors in the form of Annex A to the Offering Circular, (iv) your compliance with the offering and transfer procedures and restrictions described in the Offering Circular and (v) the purchasers to whom you initially resell the Notes receive a copy of the Offering Circular prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchaser as contemplated in the Offering Memorandum and the Purchase Agreement or the initial resale of the Series A Notes by the Initial Purchaser in the manner contemplated by the Purchase Agreement and described in the Offering Circular, to register such sales or resales of the Series A Notes under the Act, and it is not necessary, prior to the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, to qualify the Indentures under the TIA.  We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

11.           Rule 144A Eligibility.  There are no securities of any of the Issuers or Guarantors registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

12.           Rule 144A(d)(4) Information.  The Offering Circular as of its date (except for the financial statements, including the notes thereto, and other financial data included therein or omitted therefrom, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

13.           Investment Company Act.  None of the Issuers or the Guarantors is, and after giving effect to the sale of the Series A Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Circular under the caption “Use of Proceeds,” none will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14.           Offering Circular.

(a)           Each of the Transaction Documents and the terms of the Notes conform in all material respects to the descriptions thereof contained in the Offering Circular.

(b)           The information in the Offering Circular under the headings (i) “Risk Factors—Risks Related to this Offering and the Notes—Value of Collateral Securing the Notes,” (ii) “Risk Factors—Risks Related to this Offering and the Notes—Limited Ability of Holders of Notes to Realize on Collateral,” (iii) “Risk Factors—Risks Related to this Offering and the Notes—Required Regulatory Redemption,” (iv) “Risk Factors— Risks Related to this Offering and the Notes—Fraudulent Transfer,” (v) “Risk Factors—Risks Related to Our Business—Competition,” (vi) “Risk Factors— Risks Related to Our Business—Governmental Regulations” and (vii) “Regulation and Licensing,” has been reviewed by us and, solely to the extent that such statements constitute matters of law, summaries of legal matters, summaries of proceedings, or legal conclusions, such information is correct in all material respects.

15.           UCC Opinions.

For purposes of this paragraph 15, the following terms have the following respective meanings:   (i) “Nevada UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Nevada (without regard to laws referenced in Section 9-201 thereof); and (ii) “Filing Office” means the Office of the Secretary of State of the State of Nevada.

(a)           Pursuant to the provisions of the Security Agreement, each Issuer and Guarantor has authorized the filing of the Financing Statement naming such Issuer or Guarantor as debtor for purposes of Section 9-509 of the Nevada UCC.

(b)           Each of the Financing Statements includes not only all of the types of information required by Section 9-502(a) of the Nevada UCC but also the types of information without which the Office of the Secretary of State of the State of Nevada may refuse to accept such financing statement pursuant to Section 9-516 of the Nevada UCC.

(c)           The security interest of the Trustee will be perfected in each Issuer’s and Guarantor’s rights in all Collateral (as defined in the Security Agreement) upon the later of the attachment of the security interest and the due filing of the Financing Statement naming such Issuer or Guarantor as debtor in the Filing Office to the extent that a security interest may be perfected in the Collateral under the Nevada UCC by the filing of a financing statement in the Filing Office.

16.           Real Property Opinions.

(a)           The Deeds of Trust create a direct and valid lien on and security interest in all right, title, and interest of such Issuer or Guarantor in and to the Collateral described therein, to secure the secured obligations described therein, for the benefit of the Secured Party and its successors in interest in and to the obligations secured thereby.  Recording of each of the Deeds of Trust in each county in the States of Nevada and Arizona in which an interest in real property Collateral under the Collateral Agreements is located will perfect the lien and security interest created in the real property collateral thereunder.

(b)           Upon due execution, delivery and proper recordation or filing of the Deeds of Trust in the Official Records, and payment of all recording fees in connection therewith, the Deeds of Trust will constitute constructive notice to third parties of the lien on the real property and fixtures described therein.  The Deeds of Trust are in appropriate form for creating a lien and recording in the various Official Records.

(c)           Upon the recording of the fixture filings [Deeds of Trust] in the Official Records and the payment of all filing fees related thereto, the security interest in the Collateral constituting the fixtures will be perfected to the extent a security interest in such Collateral constituting fixtures can be perfected by recording fixture filings under the laws of the States of Nevada and Arizona.

(d)           No state or local mortgage tax, stamp tax, or other fee, tax, or governmental charge (other than customary per page or per document filing and recording fees imposed by law) is required to be paid in the States of Nevada and Arizona in connection with the execution, delivery, filing, or recording of the applicable Collateral Agreements.

(e)           Other than the Deeds of Trust[, Intercreditor Agreement, Assignment of Entitlements, Contracts, Rents and Revenues, Subordination of Lease and Fixture Filings], no other documents need be recorded, registered, or filed, and no other act need be performed to protect and preserve the liens and security interests (and the priority thereof) created by the Deeds of Trust as to any interest of the Issuers or Guarantors in any of the Collateral described therein prior to the maturity date of the indebtedness evidenced by the Indentures.

(f)            Please note that, under the laws of the States of Nevada and Arizona, a financing statement filed in the States of Nevada and Arizona is effective for a period of [five] years from the date of filing.  The effectiveness of a filed financing statement may be continued, however, by filing a continuation statement, in the manner prescribed by law, in the office in which the financing statement was originally filed, within [six] months prior to the end of the [five]-year period, and by so filing subsequent continuation statements within [six] months prior to the end of each [five]-year period thereafter.  If the Issuers or Guarantors change their names or identities or if the information in a financing statement otherwise becomes inaccurate or incomplete, an amendment or supplement to the financing statement or the filing of an additional financing statement may be required.

(i)            The taking and holding by the Secured Party of the Collateral Agreements and the enforcement of the terms and provisions contained therein will not require The Bank of New York in its capacity as Trustee or Secured Party to qualify to do business or obtain any permit or license in the State of Nevada or Arizona, nor will The Bank of New York in its capacity as Trustee or Secured Party become subject to any fee, charge, or tax imposed by the State of Nevada or Arizona or any political subdivision thereof solely by reason of the transactions contemplated by the Collateral Agreements.  This portion of the opinion is not based upon any single transaction exemption.

(g)           The courts of the states in which the real property described in the Deeds of Trust is located should give effect to the governing law provisions in the Deeds of Trust to the extent those provisions specify the application of New York law to the Deeds of Trust (except with respect to the creation of the lien and security interest in the property described therein, and the procedural aspects of the enforcement of remedies, which will be governed by the law of the state where the real property described in the Deeds of Trust is located).

As used in this letter:

(i)            “Applicable Agreements” means those agreements or instruments identified in Schedule hereto and that have been identified to us in a certificate from the Chief

Executive Officer or Chief Financial Officer of each of the Issuers as all the agreements and instruments that are material to the business, operations or financial condition of the Issuers and the Guarantors.

(ii)           “Applicable Laws” means those laws, rules and regulations of the State of Nevada and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Financing Documents, but without our having made any special investigation as to the applicability of any specific law, rule or regulation.  Applicable Laws also includes the laws of the State of Arizona provided, however, that we do not practice Arizona law, and with your permission, we have based our opinions relating to Arizona law solely on the internal laws of the State of Nevada as if the internal laws of the State of Nevada were applicable with respect to the subject matter of such opinions and without any investigation of Arizona law or the differences from Nevada law.

(iii)          The phrase “to our knowledge” is defined to mean the actual knowledge of each Primary Lawyer.  “Primary Lawyer” means (a) the lawyer within Kummer Kaempfer Bonner & Renshaw who signs the opinion letter; (b) any lawyer within Kummer Kaempfer Bonner & Renshaw who has active involvement in negotiating the Transaction, preparing documents relating to the Transaction or preparing the opinion letter; (c) any lawyer within Kummer Kaempfer Bonner & Renshaw who has done substantive work for the Issuers and the Guarantors since January 1, 2003; and (d) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter (e.g. pending or threatened legal proceedings), any lawyer within Kummer Kaempfer Bonner & Renshaw who is primarily responsible for providing the response concerning that particular opinion or confirmation.

Negative Assurance.  [The following language will be included in a separate letter addressed to the Initial Purchaser:] In addition, we have participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the Gaming Authorities, representatives of the independent public accountants of the Issuers, representatives of the Initial Purchaser and counsel for the Initial Purchaser at which the contents of the Offering Circular and related matters were discussed.  We do not pass upon, or assume any responsibility for, the accuracy or fairness of the statements contained in the Offering Circular and have made no check or verification thereof, except to the limited extent referred to in paragraph 15 above).  On the basis of the foregoing, no facts came to our attention which lead us to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included in, or excluded from, the Offering Circular).

*  *  *  *  *

This opinion shall follow the recommendations of the TriBar Opinion Committee set forth in their special report on UCC security interest opinions (see, TriBar Opinion Committee, U.C.C. Security Interest Opinions, 49 Bus. Law. 359 (1993)) and in their special report on third-party closing opinions (see, TriBar Opinion Committee, Third-Party “Closing” Opinions, 53 Bus. Law. 592 (1998)) to the extent such recommendations have been adopted by the counsel rendering this opinion, and not the Legal Opinion Accord adopted by the American Bar Association.

The foregoing opinions shall be subject to customary qualifications and assumptions.

Exhibit 9(a)(ix)(B)

Forms of Opinion of Baker & McKenzie

New York Counsel Opinion

Unless otherwise indicated, capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

1.             Enforceability.

(a)           Indentures.  Each of the Indentures is the legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

(b)           Registration Rights Agreement.  The Registration Rights Agreement is the legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

(c)           Series A Notes.  The Series A Notes, when authenticated by the Trustee in the manner provided in the respective Indentures and delivered by the Issuers in the form of Series A Notes attached as Exhibit A to the respective Indentures as reviewed by us against payment therefor, will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the respective Indentures and enforceable against each of the Issuers in accordance with their terms.

(d)           Series B Notes.  The Series B Notes, when validly executed by the Issuers, authenticated by the Trustee in the manner provided in the respective Indentures, issued by the Issuers and delivered in exchange for the respective Series A Notes in the form of Series B Notes attached as Exhibit A to the respective Indentures as reviewed by us in accordance with the terms of the respective Indentures, the Registration Rights Agreement and the Registered Exchange Offer, will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the respective Indentures and enforceable against each of the Issuers in accordance with their terms.

(e)           Series A Guarantees.  When the Series A Notes have been issued and authenticated in accordance with the terms of the respective Indentures and delivered to and paid for by the Initial Purchaser in accordance with the terms of the respective Indentures, the Guarantees endorsed on the Series A Notes by each of the Guarantors in the form of Series A Notes attached as Exhibit A to the respective Indentures as reviewed by us will constitute the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.

(f)            Series B Guarantees.  When the Series B Notes have been executed, authenticated and delivered in the manner provided for in the respective Indentures and issued upon consummation of the Registered Exchange Offer in the manner provided in the Registration Rights Agreement and the respective Indentures and the Guarantees endorsed thereon have been executed and delivered by each of the Guarantors in the form of Series A Notes attached as Exhibit A to the respective Indentures as reviewed by us, the Guarantees endorsed on the Series B Notes by each of the Guarantors will constitute the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.

(g)           Collateral Agreements.

(i)  Each of the New York Collateral Agreements (other than the Parent Pledge Agreements which are addressed in paragraph g(ii) below) is the legal, valid and binding obligation of each of the Issuers and the Guarantors party thereto, enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms.

(ii)  Each of the Parent Pledge Agreements is the legal, valid and binding obligation of each of the Parent Pledgors party thereto, enforceable against each of the Parent Pledgors party thereto in accordance with its terms. [If requisite gaming approvals not received before Closing:  It is noted for purposes of the opinions set forth in this paragraph g(ii) that the pledges contemplated by the Parent Pledge Agreements shall not become effective until the receipt of the requisite Nevada gaming approvals.]

(h)           Intercreditor Agreement.  The Intercreditor Agreement is the legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

2.             UCC Opinions.

“UCC Collateral” means the Collateral (as defined in the Security Agreement) to the extent the New York UCC governs a security interest in such collateral.

(a)           The provisions of the Security Agreement are effective to create a valid security interest in the each Issuer’s and each Guarantor’s rights, title and interests in the UCC Collateral to the extent Article 9 of the New York UCC governs a security interest therein in favor of the Trustee to secure the Secured Obligations (as defined in the Security Agreement), except that the Security Agreement will create a security interest in any such portion of the Collateral which is not now in existence and/or in which the grantor of a security interest therein that is a party to the Security Agreement has no present rights only when such security interest attaches and such grantor acquires rights therein.

(b)           Under the New York UCC, upon the later of (i) attachment of the security interest, (ii) the execution and delivery of the Intercreditor Agreement and (iii) the [Collateral Agent] obtaining and continuously maintaining possession of the Possessory Certificates in the State of New York, the security interest of the Trustee in such Possessory Certificates will be perfected pursuant to 8-301(a)(2) and 9-313(a) of the New York UCC.

3.             No Conflict.  Provided that, for purposes of the application of Section 5-501.6b of the General Obligations Law of the State of New York, the initial principal balance of the Notes is aggregated and treated as one single loan, then none of the execution or delivery of any of the New York Transaction Documents or the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under any Applicable Laws, or, result in the imposition of a statutory Lien on any assets of or membership interests in or capital stock of the Issuers or the Guarantors under any Applicable Laws (it being understood that any Lien that may be created or governed by any agreement or instrument to which any of the Issuers or Guarantors may be a party is beyond the purview of this opinion).

4.             Permits.  None of the execution or delivery of any of the New York Transaction Documents or the consummation of any of the transactions contemplated thereby will require any notice, consents, approvals, authorizations, registrations or other Permits by the Issuers, the Guarantors or the Parent Pledgors under any Applicable Laws except such as may be required for the perfection of any security interests (which we address exclusively in paragraph 2 hereof).

Tax Counsel Opinion

It is our opinion that the discussion set forth in the Offering Memorandum under the caption entitled “Certain United States Federal Income Tax Considerations” constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences to holders who purchase the Notes pursuant to the Offering Memorandum.

The preceding tax opinion is contingent upon the execution of the Issuers representation letter in the form of Exhibit A attached hereto.

*  *  *  *  *

As used in this opinion letter, references to “Applicable Laws” means the laws, rules and regulations of the State of New York.

*  *  *  *  *

This opinion shall follow the recommendations of the TriBar Opinion Committee set forth in their special report on UCC security interest opinions (see, TriBar Opinion Committee, U.C.C. Security Interest Opinions, 49 Bus. Law. 359 (1993)) and in their special report on third-party closing opinions (see, TriBar Opinion Committee, Third-Party “Closing” Opinions, 53 Bus. Law. 592 (1998)) to the extent such recommendations have been adopted by the counsel rendering this opinion, and not the Legal Opinion Accord adopted by the American Bar Association.

The foregoing opinions shall be subject to customary qualifications and assumptions.

Exhibit A

Form of Representation Letter from the Issuers Chief Financial Officer to Baker & McKenzie

Unless otherwise indicated, capitalized terms not defined herein shall have the meanings set forth in the Transaction Documents.

A.            Representations.  After consulting with (i) counsel regarding the meaning of and factual support for the following representations and (ii) personnel having knowledge pertinent to the following, on behalf of the Companies and their respective subsidiaries, the undersigned hereby certify and represent that the following are true and correct as of the date of the execution hereof:

1.     I have reviewed the factual statements and representations set forth in the Transaction Documents, as defined above, and the factual statements and representations therein are true, correct and complete in all material respects.

2.     The Notes will be issued, paid, and redeemed, as applicable, in accordance with the terms and conditions of the Transaction Documents and none of the material terms and conditions in the Transaction Documents have been or are contemplated to be waived, modified, or deleted.

3.     The Total Transaction Value of $188.3 million reflected on the Jeffries Summary was reached by arm’s-length negotiations between Robert R. Black, Sr. and the selling shareholders of the Companies.

4.     On or before the issuance of the Notes, the Companies will receive additional contributed equity capital in the amount of $16 million.

5.     The 2004E Adjusted EBITDA of $23 million reflected in the Jeffries Summary is the Companies’ best estimate of the fiscal performance for 2004.

6.     On the date of issuance of the Notes, the value of the equity interests in the Companies owned by Robert R. Black, Sr., his affiliates and a minority owner is at least $28.9 million.

7.     The financial data reflected on the Jeffries Summary was provided by the Companies to the Initial Purchaser in connection with the issuance of the Notes, and is true and accurate.

8.     On the date of issuance of the Notes, the likelihood that the Companies will pay a Liquidated Damages Amount during the term of the Notes is “remote”.  For the purpose of this representation, “remote” means a probability of five percent (5%) or less.

B.            Reliance by You in Rendering the Opinion; Limitations on the Opinion.

The undersigned recognize that (i) the Opinion will be based on the representations set forth herein, and on the statements contained in the Opinion and any attachments thereto, and (ii) the Opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.